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                                                                    EXHIBIT 10.7

                              NON-COMPETITION AND
                           CONFIDENTIALITY AGREEMENT

      This NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (this "AGREEMENT") is made and entered into as of this 28th day of June, 2005, by and between CHAMBERS DELAWARE ACQUISITION COMPANY, a Delaware corporation (the "COMPANY") and CHARLES STEWART (the "STOCKHOLDER").

                               R E C I T A L S :

      A. The Company is a wholly-owned subsidiary of Phoenix Footwear Group, Inc. ("PHOENIX FOOTWEAR" and together with the Company, the "BUYER").

      B. The Company, Chambers Belt Company (the "SELLER"), Stockholder and the other Chambers Belt stockholders entered into an Asset Purchase Agreement dated April 18, 2005 (such agreement, together with any and all agreements and instruments to be executed and delivered pursuant thereto and all schedules and exhibits thereto, all as the same may be amended, supplemented or modified from time to time, the "ASSET PURCHASE AGREEMENT") pursuant to which the Seller agreed to sell to the Company and the Company agreed to purchase from Seller certain properties, goodwill and tangible and intangible business assets and assume certain liabilities of Seller necessary for the Company to continue Seller's business of designing, manufacturing, sourcing, importing, warehousing, marketing, distributing, and selling men's, women's, boy's and girl's western dress and casual belts and related leather accessories and products (collectively, the "BUSINESS").

      C. Phoenix Footwear has guaranteed certain obligations of the Company pursuant to a Guaranty dated April 18, 2005 executed by Phoenix Footwear in favor of Seller and the Stockholders, has issued shares of its common stock to the Seller in partial payment of the purchase price due under the Asset Purchase Agreement, may issue additional shares of its common stock to Seller under the earn-out provisions of the Asset Purchase Agreement and has granted registration rights to Seller with respect to such shares.

      D. The Stockholder has served as a President and Chief Executive Officer of Seller and as such, has unique knowledge and experience regarding the Business, and the Buyer desires to be assured that confidential information and relationships pertaining to the Business and the goodwill associated with the Business will be preserved and protected and will inure to the benefit of the Buyer after the closing of the transactions contemplated by the Asset Purchase Agreement (the "CLOSING").

      E. As an inducement for, and to fulfill a material condition to the obligation of the Buyer to consummate the transactions contemplated in the Asset Purchase Agreement (the "CLOSING"), Stockholder is entering into this Agreement and agreeing to abide by and observe the terms and restrictions hereof.


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      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. ACKNOWLEDGMENTS. Stockholder acknowledges that: (a) the goodwill associated with the Business, customers and assets of the Seller prior to the Closing are an integral component of the value being purchase by the Buyer pursuant to the Asset Purchase Agreement and that Stockholder's agreement as set forth herein is important to preserve that value following the Closing; and (b) in connection with the acquisition of the Business, Stockholder is receiving substantial economic benefits which constitute consideration in addition to the payments provided for below for the covenants in this Agreement.

      2. PAYMENTS. In consideration for observing his covenants herein, the Company shall pay to the Stockholder twenty (20) equal quarterly payments in immediately available funds in the amount of $70,000 each, for a maximum total payment hereunder of $1,400,000. Subject to the terms and conditions herein, the first such quarterly payment shall be paid on June 28, 2005 and each remaining payment shall be due on the last day of each successive ninety (90) day period thereafter. If the Company fails to make a timely payment due hereunder, the Company shall not be in breach of this Agreement unless the Stockholder has first given written notice thereof to the Company and Phoenix Footwear and the Company fails to pay such amount within five (5) business days after being given such notice in accordance with the terms hereof.

      3. RESTRICTIVE COVENANTS.

            (a) Non-Competition and Non-Solicitation.

                  (i) Except as provided below, during the Restrictive Period (as defined below), the Stockholder shall not, within the United States of America and all territories, possessions and commonwealths thereof (including Puerto Rico, Guam and the U.S. Virgin Islands), Canada, Mexico or anywhere in the World where the Company conducts or solicits business after the date hereof:

                        (A) directly or indirectly, alone or with others, engage in any activity that is the same as, similar to or otherwise competitive with the Business or any other business engaged in by Phoenix Footwear or the Company or any direct or indirect subsidiary thereof (collectively, the "PHOENIX GROUP");

                        (B) be or become an employee, officer, director, stockholder, owner, corporate affiliate, salesperson, co-owner, partner, trustee, promoter, founder, technician, engineer, analyst, stockholder, agent, representative, supplier, investor or lender, compensated consultant, advisor or manager of or to, or otherwise acquire or hold any interest in or otherwise engage in the providing of services to, any person or entity that engages in a business that is the same as, similar to or otherwise competitive with the Business or any other business engaged in by any member of the Phoenix Group; or
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                        (C) permit Stockholder's name to be used in connection
with a business that is the same as, similar to or otherwise competitive with the Business or any other business engaged in by any member of the Phoenix Group;

provided, however, that nothing in this Section 3 shall prevent Stockholder from
(1) owning as a passive investment less than 1% of the outstanding shares of the capital stock of a publicly-held corporation if Stockholder is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation or from, (2) serving as an employee or consultant to the Company or its successors in interest or (3) during the first twelve (12) months following the date of this Agreement, continuing to have an ownership interest in Maquiladora Chambers de Mexico, S.A. De C. V. ("CHAMBERS DE MEXICO"), provided that the Stockholder shall not devote any time or perform any services for Chambers de Mexico other than administrative functions consistent with historical practices. As of the last day of such twelve (12) month period, Stockholder shall not directly or indirectly have any ownership interest whatsoever in Chambers de Mexico and he shall provide evidence thereof to the Company and Phoenix Footwear which is satisfactory to them; provided that if Chambers de Mexico has ceased all operations by the last day of such twelve (12) month period, Stockholder may take such actions to the extent reasonably necessary to dissolve Chambers de Mexico or dispose of his ownership interest therein during a period of time up to a maximum of six additional months.

                  (ii) Without the prior written consent of the Chief Executive Officer of Phoenix Footwear, during the Restrictive Period, Stockholder shall not either in his individual capacity or as an agent for or on behalf of another: (A) hire or offer to hire (as an employee, independent contractor or otherwise) any of the directors, officers, employees or independent sales staff of the Company or any other member of the Phoenix Group; (B) entice away or in any other manner persuade or attempt to persuade any of the directors, officers, employees or independent sales staff of the Company or any other member of the Phoenix Group, to discontinue their relationship with Phoenix Footwear or the Company or their respective direct and indirect subsidiaries; (C) contract, solicit, divert or attempt to divert from the Company or any other member of the Phoenix Group any business whatsoever by influencing or attempting to influence any client or customer of the Company or any member of the Phoenix Group; or (D) contract, solicit, divert, or attempt to divert from the Company or any member of the Phoenix Group any supplier, vendor, manufacturer or distributor.

                  (iii) Stockholder agrees that he will not at any time engage in any action or make any public or private comments (A) that disparages, disrupts or impairs the normal operations or harms the reputation of or relationship between the directors, officers or employees of the Company or any other member of the Phoenix Group and any of their respective customers, prospective customers, suppliers, vendors, manufacturers, distributors or lenders, or (B) that interferes with the existing contractual relationships of the Company or any other member of the Phoenix Group.

                  (iv) Stockholder agrees to, and agrees that Phoenix Footwear or the Company or any of their respective officers, directors, employees, agents and representatives may inform any person or entity for whom Stockholder performs services (or proposes to perform services) of the Stockholder's restrictions and undertakings hereunder.

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                  (v) For purposes of this Agreement, the "RESTRICTIVE PERIOD"
shall mean the later to occur of (A) the fifth (5th) anniversary of the Closing or (B) the second anniversary of the Stockholder's termination of employment from the Company or Phoenix Footwear; provided, however, in the event that the Stockholder violates any of his restrictions or undertakings hereunder, the Restrictive Period shall be extended with respect to such obligations by the period of time equal to that period beginning when the activities constituting such breach commenced and ending when the activities constituting such breach terminated.

            (b) Confidential Information.

                  (i) The parties acknowledge and agree that:

                        (A) The Business being purchased by the Buyer includes confidential and proprietary information, including, but not limited to, the financial condition, customer lists, marketing strategy, employee names, compensation amounts and formulas, sales amounts, research and development activities, products, methods of manufacture, trade secrets, processes, business or affairs or other confidential or proprietary information concerning the Business and any other information concerning the Business that is not generally available to the public other than as a result of disclosure directly or indirectly by Stockholder in violation of his duties and obligations (collectively, the "CONFIDENTIAL INFORMATION"). The term "Confidential Information" does not include material which is or becomes generally available to the public other than as a result of disclosure by Stockholder. The Stockholder agrees that the failure of any Confidential Information to be marked or otherwise labeled as confidential or proprietary information shall not affect its status as Confidential Information.

                        (B) The Confidential Information is confidential and proprietary, and the development and protection of the Confidential Information represents a substantial economic and commercial value being acquired by the Buyer.

                        (C) The Buyer would be irreparably damaged if any of the Confidential Information was disclosed to, or used or exploited on behalf of, any person other than the Buyer.

                  (ii) Stockholder covenants and agrees that he shall not, at any time, during the Restrictive Period, directly or indirectly, use, exploit, or disclose to any person or entity, without the prior written consent of the Chief Executive Officer of Phoenix Footwear, any Confidential Information, except (A) as compelled by any court decree, subpoena or legal or administrative order or process; and (B) as is required by law so long as no other means are readily available. Stockholder further covenants and agrees that he shall deliver promptly to the Phoenix Footwear or destroy, at the request and option of Phoenix Footwear all tangible embodiments (and all copies) of the Confidential Information which are in his possession.

                  (iii) In the event that Stockholder intends to disclose any Confidential Information as permitted by virtue of Sections 3(b)(ii) above, he will first notify the Company in advance of the request or requirement so that the Company may seek an appropriate protective order at its expense.


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      4. SPECIFIC PERFORMANCE; REMEDIES.

            (a) Stockholder acknowledges and agrees that the Buyer will suffer irreparable harm in the event that Stockholder breaches any of its obligations under this Agreement, and that monetary damages shall be inadequate to compensate the Buyer for any such breach. Stockholder agrees that in the event of any breach by Stockholder of Section 3(a)(i) or (ii) or any material breach of any other covenant, obligation or other provision contained in this Agreement, the Buyer shall be entitled to cease making the payments set forth in
Section 2 above and, in addition, the Company may seek any or all of the following rights and remedies (in addition to any other remedy that may be available), which shall be severally enforceable:

                  (i) A decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision;

                  (ii) A temporary restraining order, preliminary injunction and an injunction restraining such breach or threatened breach or by any or all of Stockholder's agents, representatives or other persons directly or indirectly acting for, on behalf of, or with Stockholder, in all cases without the necessity of posting bond; or

                  (iii) An accounting for and repayment to the Buyer of all damages caused by Stockholder's breach of this Agreement.

            (b) Stockholder further agrees that the Company shall be entitled to cease making payments set forth in Section 2 above to the extent of any indemnification payments due from Stockholder under the Asset Purchase Agreement or for any payments or damages due Buyer from Stockholder. Stockholder acknowledges and agrees that he will continue to be bound by and that he will observe, abide by and honor his obligations hereunder even though the Company has ceased to make payments hereunder.

            (c) The rights and remedies of the Buyer hereunder are not exclusive of or limited by any other rights or remedies which the Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Company hereunder, and the obligations and liabilities of Stockholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like and any other agreement to which the Stockholder and Phoenix Footwear and/or the Company are parties. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision hereof is brought by Phoenix Footwear and/or the Company against the Stockholder, if Phoenix Footwear and/or the Company is the prevailing party, they shall be entitled to recover reasonable attorneys fees, costs and disbursements (in addition to any other relief to which they are entitled).


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      5. REASONABLENESS OF RESTRICTIVE COVENANTS. STOCKHOLDER HAS CAREFULLY READ
AND CONSIDERED THE PROVISIONS HEREOF AND, HAVING DONE SO, HEREBY AGREES THAT THE RESTRICTIVE COVENANTS SET FORTH HEREIN ARE FAIR AND REASONABLE AND ARE
REASONABLY REQUIRED FOR THE PROTECTION OF THE INTERESTS OF THE BUYER.

      6. MISCELLANEOUS.

            (a) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Phoenix Footwear shall be provided with a copy of any notice sent to the Company. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid),
(iii) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

                If to Stockholder:

                Charles Stewart
                4201 East Vogel
                Phoenix, Arizona  85028

                If to the Company and Phoenix Footwear:

                Chambers Acquisition Company
                Phoenix Footwear Group, Inc.
                5759 Fleet Street, Suite 220
                Carlsbad, California  92008

                Attention: James Riedman, Chairman of the Board

                With a copy to:

                Woods Oviatt Gilman LLP
                700 Crossroads Building
                2 State Street
                Rochester, New York  14614
                Attn:  Gordon E. Forth, Esq.

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

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            (b) Amendments. This Agreement may not be changed or modified in whole or in part except by a writing signed by both parties hereto and consented to by Phoenix Footwear.

            (c) Successors and Assigns. This Agreement will not be assignable by either Stockholder or the Company, except that the rights and obligations of the Company under this Agreement may be assigned to an entity which succeeds to the Company's Business. The Stockholder acknowledges and agrees that Phoenix Footwear is an expressed third party beneficiary of this Agreement and entitled to enforce all of the covenants of the Stockholder in this Agreement, including the right to bring an action against the Stockholder to do so as if were a party hereto.

            (d) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            (e) Amendments and Waiver. No failure on the part of Phoenix Footwear, the Company or Stockholder to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Phoenix Footwear, the Company or Stockholder in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Phoenix Footwear, the Company nor Stockholder shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

            (f) Severability. If any covenant set forth in this Agreement is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions contained hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of the United States, and each other country, and political subdivision thereof, in which any portion of the Business is conducted.

            (g) Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of


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the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

            (h) Counterparts. This Agreement may be executed in counterparts which when taken together will constitute one instrument. Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

            (i) Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

            (j) Entire Agreement. This Agreement, the Employment Agreement entered into on even date herewith between the Stockholder and Buyer, together with the Asset Purchase Agreement, constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof. The parties agree that this Agreement shall not be interpreted against either party solely because this Agreement was drafted by counsel to Buyer. The Stockholder agrees that the obligations under the above mentioned agreements are independent of one another and that Buyer's rights against Stockholder shall under each agreement shall be cumulative together with those available at law and Buyer may pursue any and all remedies available to it without limitation.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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       [SIGNATURE PAGE TO NON-COMPETITION AND CONFIDENTIALITY AGREEMENT]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        /s/ Charles Stewart
                                        ------------------------------------
                                        Charles Stewart

                                        CHAMBERS DELAWARE ACQUISITION

                                        COMPANY

                                        By: /s/ James Riedman
                                            ---------------------------------
                                        Name: James Riedman
                                        Title: Chairman